Exhibit 99.2

Boston Omaha Corporation Announces Surety Company Acquisition Signing

October 07, 2017 07:02 PM Central Daylight Time

OMAHA, Neb.--(BUSINESS WIRE)--Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced that on October 6, 2017, General Indemnity Group, LLC, a wholly owned subsidiary of the Company, entered into a Unit Purchase Agreement to acquire at a subsequent closing a majority equity interest in South Coast Surety Insurance Services, LLC (“South Coast”) from South Coast’s sole equityholder. South Coast is a large agency provider of commercial and contract surety bonds and surety products based in San Clemente, California. The Unit Purchase Agreement contains a seller option, and a contingent buyer option, for General Indemnity Group, LLC to acquire the remaining equity interests in South Coast.

About Boston Omaha Corporation

Boston Omaha Corporation is a public company engaged in several lines of business, including outdoor advertising and surety insurance, and maintains investments in several real estate services ventures.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Contacts

Boston Omaha Corporation

Catherine Vaughan, 617-875-8911

cathy@bostonomaha.com